EXHIBIT 3.2



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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           TEXAS NEVADA OIL & GAS CO.

                                  JUNE 18, 2001

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
                                TABLE OF CONTENTS
                                -----------------

Article  1:  Offices

          1.01          Registered  Office  &  Agent
          1.02          Other  Offices

Article  2:  Shareholders

          2.01          Place  of  Meetings
          2.02          Annual  Meetings
          2.03          Voting  List
          2.04          Special  Meetings
          2.05          Notice
          2.06          Quorum
          2.07          Majority  Vote;  Withdrawal  of  Quorum
          2.08          Method  of  Voting
          2.09          Record  Date;  Closing  of  Transfer  Books
          2.10          Action  Without  Meeting
          2.11          Telephone  and  Similar  Meetings
          2.12          Order  of  Business  at  Meetings

Article  3:  Directors

          3.01          Management
          3.02          Number;  Qualification;  Election;  Term
          3.03          Change  in  Number
          3.04          Removal
          3.05          Vacancies
          3.06          Election  of  Directors
          3.07          Place  of  Meetings
          3.08          First  Meetings
          3.09          Regular  Meetings
          3.10          Special  Meetings
          3.11          Quorum;  Majority  Vote
          3.12          Compensation
          3.13          Procedure
          3.14          Action  without  Meeting
          3.15          Telephone  and  Similar  Meetings
          3.16          Interested  Directors;  Officers  and  Shareholders

Article  4:  Executive  Committee

          4.01          Designation
          4.02          Number;  Qualification;  Term
          4.03          Authority
          4.04          Change  in  Number
          4.05          Removal
          4.06          Vacancies
          4.07          Meetings
          4.08          Quorum;  Majority  Vote
          4.09          Compensation
          4.10          Procedure
          4.11          Action  Without  Meeting
          4.12          Telephone  and  Similar  Meetings


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          4.13          Responsibility

Article  5:  Notice

          5.01          Method
          5.02          Waiver

Article  6:  Officers  &  Agents

          6.01          Number;  Qualification;  Election;  Term
          6.02          Removal
          6.03          Vacancies
          6.04          Authority
          6.05          Compensation
          6.06          President
          6.07          Vice  President
          6.08          Secretary
          6.09          Assistant  Secretary
          6.10          Treasurer
          6.11          Assistant  Treasurer

Article  7:  Certificates  and  Shareholders

          7.01          Certificates
          7.02          Issuance
          7.03          Payment  for  Shares
          7.04          Subscriptions
          7.05          Lien
          7.06          Lost,  Stolen  or  Destroyed  Certificates
          7.07          Registration  of  Transfer
          7.08          Registered  Owner
          7.09          Pre-Emptive  Rights

Article  8:  General  Provisions

          8.01          Dividends  and  Reserves
          8.02          Books  and  Records
          8.03          Annual  Statement
          8.04          Checks  and  Notes
          8.05          Fiscal  Year
          8.06          Seal
          8.07          Indemnification;  Insurance
          8.08          Resignation
          8.09          Amendment  of  Bylaws
          8.10          Construction
          8.11          Table  of  Contents;  Headings
          8.12          Relation  to  Articles  of  Incorporation

                               ARTICLE 1: OFFICES

     1.01     Registered  Office  &  Agent.  The  registered  office  of  the
              ----------------------------
corporation shall be at such address within the State of Texas as may be specified from time to time by the board of directors. The name of the registered agent at such address shall be designated from time to time by the board of directors.

     1.02     Other  Offices.  The  corporation  may  also  have offices at such
              --------------
other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                            ARTICLE 2: SHAREHOLDERS

     2.01      Place of Meetings.  Meetings of shareholders shall be held at the
               -----------------
time and place, within or without the State of Texas, stated in the notice of the meeting or in a waiver of notice.

     2.02     Annual  Meetings.  An  annual meeting of the shareholders shall be
              ----------------
held each year at 10 a.m. on a day during the fourth month of the corporation's fiscal year to be selected by the board of directors. If such a day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.03     Voting  List.  At  least  ten  days  before  each  meeting  of
              ------------
shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     2.04     Special  Meetings.  Special  meetings of the shareholders, for any
              -----------------
purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these bylaws, may be called by the president, the board of directors, or the holders of not less than one-half (50%) of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

     2.05     Notice.  Written or printed notice stating the place, day and hour
              ------
of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. (See also Bylaws 5.01 and 5.02.)

     2.06     Quorum.  The  holders  of  a  majority  of  the  shares issued and
              ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.07     Majority  Vote; Withdrawal of Quorum.  When a quorum is present at
              ------------------------------------
a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express


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provision  of  the  statutes,  the articles of incorporation, or these bylaws, a higher vote is required in which case the express provision shall govern. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

     2.08     Method  of  Voting.  Each  outstanding share, regardless of class,
              ------------------
shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

     2.09     Record  Date,  Closing Transfer Books.  The board of directors may
              -------------------------------------
fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than fifty days prior to the meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

     2.10     Action  Without  Meeting.  Any  action  required  by statute to be
              ------------------------
taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by the holders of shares representing the minimum number of votes that would be necessary to take the proposed action with respect to the subject matter thereof and such consent shall have the same force and effect as a vote of the shareholders. The signed consent, or a signed copy shall be placed in the minute book.

     2.11     Telephone  and  Similar  Meetings.  Shareholders,  directors  and
              ---------------------------------
committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     2.12     Order  of  Business  at Meetings.  The order of business at annual
              --------------------------------
meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the board of directors:

          (1)  call  to  order
          (2)  proof  of  due  notice  of  meeting
          (3)  determination  of  quorum  and  examination  of  proxies
          (4)  announcement  of  availability  of  voting  list
              (See  Bylaw  2.03)
          (5)  announcement  of  distribution  of  annual  statement
               (See Bylaw  8.03)
          (6)  reading  and disposing of minutes of last meeting of shareholders
          (7)  reports  of  officers  and  committees
          (8)  appointment  of  voting  inspectors
          (9)  unfinished  business
          (10) new  business
          (11) nomination  of  directors
          (12) opening  of  polls  for  voting
          (13) recess
          (14) reconvening;  closing  of  polls
          (15) report  of  voting  inspectors
          (16) other  business
          (17) adjournment

                              ARTICLE 3: DIRECTORS

     3.01     Management.  The  business and affairs of the corporation shall be
              ----------
managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholders.

     3.02     Number;  Qualification;  Election;  Term.  The  board of directors
              ----------------------------------------
shall consist of one (1) person; provided however, that the board of directors may, in its discretion, increase or decrease the number of directors constituting the board of directors to not less than one (1) person nor more than nine (9) persons, who need not be a shareholder or resident of any particular state. The directors named in the Articles of Incorporation shall hold office until the first annual meeting of shareholders and until their successors are elected and qualified, either at an annual or a special meeting of shareholders. Directors other than those named in the Articles of Incorporation shall hold office until the next annual meeting and until their successors are elected and qualified.

     3.03     Change  in  Number.  The  number  of directors may be increased or
              ------------------
decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     3.04     Removal.  Any  director may be removed either for or without cause
              -------
at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.05     Vacancies.  Any  vacancy  occurring  in the board of directors (by
              ---------
death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.06     Election  of  Directors.  Directors  shall be elected by plurality
              -----------------------
vote.  Cumulative  voting  shall  not  be  permitted.

     3.07     Place of Meetings.  Meetings of the board of directors, regular or
              -----------------
special,  may  be  held  either  within  or  without  the  State  of  Texas.

     3.08     First  Meetings.  The first meeting of a newly elected board shall
              ---------------
be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving the time or place is changed.

     3.09     Regular  Meetings.  Regular meetings of the board of directors may
              -----------------
be held without notice at such time and place as shall from time to time be determined by the board.

     3.10     Special  Meetings.  Special meetings of the board of directors may
              -----------------
be called by the president on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, articles of incorporation, or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     3.11     Quorum;  Majority  Vote.  At  meetings of the board of directors a
              -----------------------
majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business; provided however, that in the event there are vacancies occurring in the board that are not filled then a majority of the directors then serving shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meting, until a quorum is present.

     3.12     Compensation.  By  resolution  of  the  board  of  directors,  the
              ------------
directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

     3.13     Procedure.  The  board  of directors shall keep regular minutes of
              ---------
its proceedings. The minutes shall be placed in the minute book of the corporation.

     3.14     Action  Without  Meeting.  Any  action required or permitted to be
              ------------------------
taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

     3.15     Telephone  and  Similar Meetings.  Directors and committee members
              --------------------------------
may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.16     Interested  Directors;  Officers  and  Security  Holders.
              --------------------------------------------------------

          (A)  Validity.  If  paragraph  (B)  is satisfied, no contract or other
               --------
     transaction between the corporation and any of its directors, officers or security holders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

          (B) Disclosure, Approval; Fairness. Paragraph (A) shall apply only if:
               --------------------------------

               (l) the material facts of the relationship or interest of each such director, officer or security holder are known or disclosed:

                    (a) to the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                    (b) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

               (2) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors or the shareholders.

          (C) Non-Exclusive. This provision shall not be construed to invalidate
              -------------
     a contract or transaction which would be valid in the absence of this provision.

                         ARTICLE 4: EXECUTIVE COMMITTEE

     4.01     Designation.  The board of directors may, by resolution adopted by
              -----------
a  majority  of  the  whole  board,  designate  an  executive  committee.

     4.02     Number;  Qualification;  Term.  The  executive  committee  shall
              -----------------------------
consist of one or more directors, one of whom shall be the president. The executive committee shall serve at the pleasure of the board of directors.

     4.03     Authority.  The  executive  committee,  to  the extent provided in
              ---------
such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the board in reference to:

          (a)  amending  the  articles  of  incorporation;
          (b)  approving  a  plan  of  merger  or  consolidation;
          (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;
          (d) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;
          (e) amending, altering, or repealing these bylaws or adopting new bylaws;
          (f) filling vacancies in or removing members of the board of directors or of any committee appointed by the board of directors;
          (g)  fixing  the  compensation  of  any  member  of  such  committee;
          (h) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable;
          (i)  declaring  a  dividend;  or
          (j)  authorizing  the  issuance  of  shares  of  the  corporation.

     4.04     Change  in  Number.  The number of executive committee members may
              ------------------
be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

     4.05     Removal.  Any  member of the executive committee may be removed by
              -------
the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

     4.06     Vacancies.  A  vacancy  occurring  in  the executive committee (by
              ---------
death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 4.01.

     4.07     Meetings.  Time, place and notice, (if any) of executive committee
              --------
meetings  shall  be  determined  by  the  executive  committee.

     4.08     Quorum;  Majority Vote.  At meetings of the executive committee, a
              ----------------------
majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

     4.09     Compensation.  By  resolution  of  the  board  of  directors,  the
              ------------
members of the executive committee may be paid their expenses, if any, of attendance at each meeting of the executive meeting and may be paid a fixed sum for attendance at each meeting of the executive committee or a stated salary as member. No such payment shall preclude any member from serving the corporation in any other capacity and receiving compensation therefor.

     4.10     Procedure.  The  executive committee shall keep regular minutes of
              ---------
its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the corporation.

     4.11     Action  Without  Meeting.  Any  action required or permitted to be
              ------------------------
taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

     4.12     Telephone and Similar Meetings.  Committee members may participate
              ------------------------------
in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     4.13     Responsibility.  The designation of an executive committee and the
              --------------
delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                ARTICLE 5: NOTICE

     5.01     Method.  Whenever by statute, the articles of incorporation, these
              ------
bylaws, or otherwise, notice is required to be given to a director, committee member, or security holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director, committee member, or security holder at the address appearing on the books of the corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

     5.02     Waiver.  Whenever,  by statute or the articles of incorporation or
              ------
these bylaws, notice is required to be given to a security holder, a committee member, or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whenever before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                         ARTICLE 6: OFFICERS AND AGENTS

     6.01     Number;  Qualification;  Election;  Term.
              ----------------------------------------

          (a) The corporation shall have: (l) a president, a vice president, a secretary and a treasurer; and (2) such other officers (including a chairman of the board and additional vice presidents) and assistant officers and agents as the board of directors may think necessary.

          (b) No officer or agent need be a shareholder, a director or a resident of any particular state.

          (c) Officers named in Bylaw 6.01(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 6.01(a)(2) may be elected by the board of any meeting.

          (d) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

          (e) Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person.

     6.02     Removal.  Any  officer  or agent elected or appointed by the board
              -------
of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.03     Vacancies.  Any vacancy occurring in any office of the corporation
              ---------
(by death, resignation, removal or otherwise) may be filled by the board of directors.

     6.04     Authority.  Officers  and  agents  shall  have  such authority and
              ---------
perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.05     Compensation.  The  compensation  of  officers and agents shall be
              ------------
fixed  from  time  to  time  by  the  board  of  directors.

     6.06     President.  The  president shall be the chief executive officer of
              ---------
the corporation; he shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

     6.07     Vice  President.  The  vice  presidents  in  the  order  of  their
              ---------------
seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     6.08     Secretary.
              ---------

          (a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

          (b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors .

          (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time prescribe.

     6.09     Assistant  Secretary.  The  assistant  secretaries in the order of
              --------------------
their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time prescribe.

     6.10     Treasurer.
              ---------

          (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in depositories designated by the board of directors.

          (b) He shall disburse the funds of the corporation as ordered by the board of directors, and prepare financial statements as they direct.

          (c) If required by the board of directors, he shall give the corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board) for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          (d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     6.11     Assistant  Treasurers.  The  assistant  treasurers in the order of
              ---------------------
their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

                    ARTICLE 7: CERTIFICATES AND SHAREHOLDERS

     7.01     Certificates.  Certificates in the form determined by the board of
              ------------
directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any officer may be facsimile.

     7.02     Issuance.  Shares  (both treasury and authorized but unissued) may
              --------
be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     7.03     Payment  for  Shares.
              --------------------

          (a)  Kind. The consideration for this issuance of shares shall consist
               ----
     of money paid, labor done, (including services actually performed for the corporation), property (tangible or intangible) actually received, promissory notes or the promise of future services.

          (b)  Valuation.  In  the  absence  of  fraud  in  the transaction, the
               ---------
     judgment of the board of directors as to the value of consideration received shall be conclusive.

          (c)  Effect.  When  consideration,  fixed as provided by law, has been
               ------
     paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

          (d) Allocation of Consideration. The consideration received for shares
              ---------------------------
     shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

     7.04     Subscription.  Unless  otherwise  provided  in  the  subscription
              ------------
agreement, subscriptions for shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

     7.05     Lien.  For  any  indebtedness of a shareholder to the corporation,
              ----
the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

     7.06     Lost,  Stolen  or  Destroyed  Certificates.  The corporation shall
              ------------------------------------------
issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

          (a)  Claim.  Makes  proof  in  affidavit  form  that it has been lost,
               -----
     destroyed  or  wrongfully  taken;  and

          (b)  Timely Request. Requests the issuance of a new certificate before
               ---------------
     the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

          (c)     Bond.  Gives  a  bond  in  such  form, and with such surety or
                  ----
     sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d)  Other  Requirements.  Satisfies any other reasonable requirements
               -------------------
     imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

     7.07     Registration  of  Transfer.  The  corporation  shall  register the
              --------------------------
transfer  of  a  certificate  for  shares  presented  to  it  for  transfer  if:

          (a)  Endorsement.  The  certificate  is  properly  endorsed  by  the
               -----------
     registered  owner  or  by  his  duly  authorized  attorney;  and

          (b)  Guarantee  and  Effectiveness of Signature. The signature of such
               -------------------------------------------
     person has been guaranteed by a national banking association or member of New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

          (c)  Adverse Claims. The corporation has no notice of an adverse claim
               ---------------
     or  has  discharged  any  duty  to  inquire  into  such  a  claim;  and

          (d) Collection of Taxes. Any applicable law relating to the collection
              -------------------
     of  taxes  has  been  complied  with.

     7.08     Registered  Owner.  Prior  to  due presentment for registration of
              -----------------
transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

     7.09     Pre-Emptive Rights.  No shareholder or other person shall have any
              ------------------
pre-emptive  right  whatsoever.

                          ARTICLE 8: GENERAL PROVISIONS

     8.01     Dividends  and  Reserves.
              ------------------------

          (a)  Declaration  and  Payment. Subject to statute and the articles of
               -------------------------
     incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

          (b)  Record  Date.  The board of directors may fix in advance a record
               ------------
     date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

          (c)  Reserves.  By  resolution  the board of directors may create such
               --------
     reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

     8.02     Books  and  Records.  The  corporation  shall  keep  correct  and
              -------------------
complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     8.03     Annual  Statement.  The  board  of  directors  shall  mail to each
              -----------------
shareholder of record, at least 10 days before each annual meeting, a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, surplus statement, and statement of changes in financial position, for the last fiscal year and for the prior fiscal year, all prepared in conformity with generally accepted accounting principles applied on a consistent basis and certified by independent public accountants.

     8.04     Checks  and  Notes.  All  checks or demands for money and notes of
              ------------------
the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     8.05     Fiscal Year.  The fiscal year of the corporation shall be fixed by
              -----------
resolution  of  the  board  of  directors.

     8.06     Seal.  The  corporation  seal  (of  which there may be one or more
              ----
exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

     8.07     Indemnification;  Insurance.
              ---------------------------

          (a)  Persons.  The corporation shall indemnify, to the extent provided
               -------
     in  paragraphs (b), (d) or (f):

               (l) any person who is or was director, officer, agent or employee of the corporation, and

               (2) any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

          (b)  Extent--Derivative Suits. In case of a suit by or in the right of
               -------------------------
     the corporation against a person named in paragraph (a) by reason of his holding a position named in paragraph (a), the corporation shall indemnify him if he satisfies the standard in paragraph (c), for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

          (c)  Standard--Derivative  Suits. In case of a suit by or in the right
               ---------------------------
     of the corporation, a person named in paragraph (a) shall be indemnified only if:

               (l)  he  is  successful  on  the  merits  or  otherwise,  or

               (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          (d)  Extent--Nonderivative  Suits.  In  case  of  a  suit,  action  or
               ----------------------------
     proceeding, (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph
     (a) by reason of his holding a position named in paragraph (a), the corporation shall indemnify him if he satisfies the standard in paragraph
     (e), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as

                    (1)  expenses  (including  attorney's  fees),
                    (2)  amounts  paid  in  settlement,
                    (3)  judgments,  and
                    (4)  fines.

          (e)  Standard--Non-derivative  Suits.  In  case  of  a  non-derivative
               -------------------------------
     suit,  a  person  named  in  paragraph  (a)  shall  be indemnified only if:

                    (l)  he  is  successful  on  the  merits  or  otherwise,  or

                    (2) he acted in good faith in the transaction which is the subject of the non-derivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a non-derivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph (e)(2).

          (f)  Determination  That  Standard  Has  Been  Met.  A  determination
               ----------------------------------------
     that the standard of paragraph (c) or (e) has been satisfied may be made by a court. Or, except as stated in paragraph (c)(2)(2nd sentence), the determination may be made by:

               (l) a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

               (2) independent legal counsel (appointed by a majority of the directors of the corporation, whether or not a quorum, or elected by the shareholders of the corporation) in a written opinion, or

               (3)  the  shareholders  of  the  corporation.

          (g)  Proration.  Anyone making a determination under paragraph (f) may
               ---------
     determine that a person has met the standards as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

          (h)  Advance  Payment. The corporation may pay in advance any expenses
               ----------------
     (including attorneys' fees) which may become subject to indemnification under paragraphs (a)-(g) if:

               (l)  the  board of directors authorizes the specific payment, and

               (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under paragraphs (a)-(g).

          (i)  Nonexclusive.  The indemnification provided by paragraphs (a)-(g)
               ------------
     shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

          (j)  Continuation. The indemnification and advance payment provided by
               ------------
     paragraphs (a)-(g) shall continue as to a person who has ceased to hold a position named in paragraph (a) and shall inure to his heirs, executors and administrators.

          (k)  Insurance. The corporation may purchase and maintain insurance on
               ---------
     behalf of any person who holds or who has held any position named in paragraph (a), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under paragraphs
     (a)-(h).

          (l) Reports. Indemnification payments, advance payments, and insurance
              -------
     purchases and payments made under paragraphs (a)-(k) shall be reported in writing to the shareholders of the corporation with the next notice of annual meeting, or within six months, whichever is sooner.

     8.08     Resignation.  Any director, committee member, officer or agent may
              -----------
resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.09     Amendment  of  Bylaws.
              ---------------------

          (a) These bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

          (b) These bylaws may also be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

     8.10     Construction.  Whenever  the  context  so  requires, the masculine
              ------------
shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a) The remainder of these bylaws shall be considered valid and operative, and

          (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     8.11     Table  of  Contents; Headings.  The table of contents and headings
              -----------------------------
are for organization, convenience and clarity. In interpreting these bylaws, they shall be subordinated in importance to the other written material.

     8.12     Relation  to  Articles of Incorporation.  These bylaws are subject
              ---------------------------------------
to  and  governed  by,  the  articles  of  incorporation.

     We the undersigned, president and secretary of the Corporation do hereby certify that the foregoing amended and restated bylaws are the true and legal bylaws of TEXAS NEVADA OIL & GAS CO., a Texas Corporation, and that the same were adopted unanimously by written consent of the Shareholders without meeting on the 18th day of June, 2001.



                                   /S/  Louis  G.  Mehr
                                   Louis  G.  Mehr,  President


ATTEST:


/S/  John  Marrou
John  Marrou,  Secretary